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                              EMPLOYMENT AGREEMENT

                          DATED AS OF NOVEMBER __, 1996

                                     BETWEEN

                         STYLING TECHNOLOGY CORPORATION

                                       AND

                                 GERALD L. KOTCH
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                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made this ____ day of November, 1996, by and between STYLING TECHNOLOGY CORPORATION, a Delaware corporation (hereinafter called "Employer") and GERALD L. KOTCH (hereinafter called ("Employee").

                              W I T N E S S E T H:

         A. Employer has entered into a stock purchase agreement providing for Employer to acquire Kotchammer Investments, Inc., dba Styling Research Company ("SRC"), (the "Acquisition").

         B. Employer desires to employ Employee and Employee desires to accept such employment, all on the terms and conditions set forth in this Agreement effective on the consummation of the Acquisition (the "Effective Date").

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth in this Agreement, the parties hereto agree as follows:

         1. EMPLOYMENT. On the Effective Date, Employer shall employ Employee, and Employee shall accept such employment, as Vice President of the SRC Division of Employer and in such other capacities and for such other duties and services as shall from time to time be mutually agreed upon by Employer and Employee.

         2. FULL TIME OCCUPATION. Commencing on the Effective Date, Employee shall devote Employee's entire business time, attention and efforts to the performance of Employee's duties under this Agreement, and shall serve Employer faithfully and diligently and shall not engage in any other employment while employed by Employer.

         3. COMPENSATION AND OTHER BENEFITS.

                  (a) SALARY. Commencing on the Effective Date, Employer shall pay to Employee, as full compensation for the services rendered by Employee, during Employee's employment under this Agreement, a salary at a rate of $114,000 per annum to be paid in equal monthly installments, or in such other periodic installments upon which Employer and Employee shall mutually agree.

                  (b) ANNUAL BONUS. For each calendar year during Employee's employment under this Agreement including calendar 1996, Employer shall consider the payment to Employee of a bonus with the amount of any bonus to be determined by the Board of Directors of Employer based upon performance standards established by the Board of Directors of Employer. Neither Employee, to the extent Employee is a member of the Board of Directors
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of Employer, nor any other employee of Employer who is a member of such Board of
Directors, shall participate in any deliberations or vote on any such bonus with the amount of such bonus, if any, to be determined by the majority of the other directors of Employer. The bonus for any calendar year during Employee's employment under this Agreement shall be paid to Employee within 120 days after the end of such calendar year; provided, however, no bonus shall be payable if Employee leaves the employ of Employer prior to the payment of any such bonus for any reason other than death or disability.

                  (c) STOCK OPTION PROGRAM. In the event Employer adopts a management incentive Stock Option Program, Employee shall be eligible to participate in such Program provided that such participation shall be at the sole discretion of Employer's Board of Directors.

                  (d) INSURANCE AND OTHER BENEFITS. During the term of Employee's Employment under this Agreement,

                           (i) Employee shall be entitled to participate in or
receive benefits under all employee and executive benefit plans or arrangements and perquisites of employment, including without limitation, plans or arrangements providing for health and disability insurance coverage, life insurance for the benefit of Employee's beneficiaries, deferred compensation and pension benefits, incentive stock option plans, all at the highest level that is available through Employer to other employees at Employee's level subject to the same terms and conditions as apply to such other employees.

                           (ii) Employee shall be entitled to receive not less
than three weeks paid vacation per year.

         4.       TERM OF EMPLOYMENT.

                  (a) EMPLOYMENT TERM. The term of Employee's employment hereunder shall commence on the Effective Date and shall continue for one year thereafter, unless and until terminated by either party giving written notice to the other not less than 60 days prior to the end of the then current term.

                  (b) TERMINATION UNDER CERTAIN CIRCUMSTANCES. Notwithstanding anything to the contrary herein contained:

                           (i) Employee's employment shall be automatically
terminated, without notice, effective upon the date of Employee's death;

                           (ii) If Employee shall fail, for a period of more
than 30 consecutive days, or for 30 days within any 60 day period, to perform any of Employee's duties under this Agreement as the result of illness or other incapacity, Employer may, at its option, upon notice to Employee, terminate Employee's employment effective on the date of that notice;

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                           (iii) Employer may, at its option, upon notice to
Employee, terminate Employee's employment effective on the date of that notice.

                           (iv) Employee may, at his option, upon notice to
Employer, terminate Employee's employment effective on the date of that notice.

                           (v) If Employee shall breach or violate any of the
provisions of this Agreement, or fail to perform in a manner reasonably satisfactory to Employer any of the duties required of Employee and such breach, violation or failure shall continue for a period of 10 days after Employer shall have given Employee written notice specifying the nature thereof in reasonable detail, Employer may, at its option, upon notice to Employee, terminate Employee's employment effective on the date of that notice.

                           (vi) If Employee engages in an act or acts involving
a crime, moral turpitude, fraud or dishonesty, Employer may, at its option, upon notice to Employee, terminate Employee's employment effective on the date of that notice.

                  (c) RESULT OF TERMINATION. In the event of the termination of Employee's employment pursuant to paragraphs 4(b)(i) above, this Agreement and Employee's employment hereunder shall terminate as of the date of the death of Employee, and his estate or personal representative shall be entitled to receive fixed salary prorated through the date of Employee's death. In the event of the termination of Employee's employment pursuant to paragraph 4(b)(iii) above, Employee shall continue to receive Employee's fixed compensation through the six-month period commencing on the first day of the month next following the date of termination. In the event of the termination of Employee pursuant to paragraph 4(b)(ii), (iv), (v) or (vi) above, Employee shall receive no further compensation under this Agreement.

         5.       COMPETITION AND CONFIDENTIAL INFORMATION.

                  (a) INTERESTS TO BE PROTECTED. The parties acknowledge that during the term of Employee's employment with Employer, Employee will perform essential services for Employer. Employee will be exposed to, have access to, and be required to work with, a considerable amount of Confidential Information (as defined below). The parties also expressly recognize and acknowledge that the personnel of Employer have been trained by, and are valuable to, Employer and that if Employer must hire new personnel or retrain existing personnel to fill vacancies, it will incur substantial expense in recruiting and training such personnel. The parties expressly recognize that should Employee compete with Employer in any manner whatsoever, it could seriously impair the good will and diminish the value of Employer's business. The parties acknowledge that this covenant has an extended duration; however, they agree that this covenant is reasonable and it is necessary for the protection of Employer, its stockholders and employees. For these and other reasons, and the fact that there are many other employment opportunities available to Employee if he should terminate his employment, the parties are in full and complete agreement that the following restrictive covenants are fair and

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reasonable and are freely, voluntarily and knowingly entered into. Furthermore, each party was given the opportunity to consult with independent legal counsel before entering into this Agreement.

                  (b) NON-COMPETITION. During the term of Employee's employment with Employer and a period of the same duration as the length of Employee's employment with Employer (but in no event less than six months nor greater than 36 months) after the expiration or termination of Employee's employment with Employer, regardless of the reason therefor, Employee shall not (whether directly or indirectly, as owner, principal, agent, stockholder, director, officer, manager, employee, partner, participant, or in any other capacity) engage or become financially interested in any competitive business conducted within the Restricted Territory or solicit, canvas or accept, or authorize any other person, firm or entity to solicit, canvas or accept, from any customers of Employer, any business within the Restricted Territory for Employee or for any other person, firm or entity. As used herein, customers of Employer shall mean any persons, firms or entities that purchased goods or services from Employer during the period of Employee' s employment with Employer; competitive business shall mean any business which sells or provides or attempts to sell or provide products or services the same as or substantially similar to the products or services sold or provided by Employer; and the Restricted Territory shall mean any area in which Employer conducts business.

                  (c) NON-SOLICITATION OF EMPLOYEES. During the term of Employee's employment and for a period of 36 months after the termination of Employee's employment with Employee, regardless of the reason therefor, Employee shall not directly or indirectly, for himself, or on behalf of, or in conjunction with, any other person(s), company, partnership, corporation, or governmental entity, seek to hire, and/or hire any of Employer's personnel or employees for the purpose of having such employee engage in services that are the same, similar or related to the services that such employee provided for Employer.

                  (d) CONFIDENTIAL INFORMATION. Employee shall maintain in strict secrecy all confidential or trade secret information relating to the business of Employer (the "Confidential Information") obtained by Employee in the course of Employee's employment, and Employee shall not, unless first authorized in writing by Employer, disclose to, or use for Employee's benefit or for the benefit of any person, firm or entity at any time either during or subsequent to the term of Employee's employment, any Confidential Information, except as required in the performance of Employee's duties on behalf of Employer. For purposes hereof, Confidential Information shall include without limitation any trade secrets, knowledge or information with respect to processes, inventions, formulae, machinery, manufacturing techniques or know-how; any business methods or forms; any names or addresses of customers or data on customers or suppliers; and any business policies or other information relating to or dealing with the purchasing, sales or distribution policies or practices of Employer.

                           (e) RETURN OF BOOKS AND PAPERS. Upon the termination
of Employee's employment with Employer for any reason, Employee shall deliver promptly to Employer all catalogues, manuals, memoranda, drawings, and specifications; all cost, pricing and other

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financial data; all customer information; all other written or printed materials which are the property of Employer (and any copies of them); and all other materials which may contain Confidential Information relating to the business of Employer, which Employee may then have in Employee's possession whether prepared by Employee or not.

                  (f) DISCLOSURE OF INFORMATION. Employee shall disclose promptly to Employer, or its nominee, any and all ideas, designs, processes and improvements of any kind relating to the business of Employer, whether patentable or not, conceived or made by Employee, either alone or jointly with others, during working hours or otherwise, during the entire period of Employee's employment with Employer, or within six months thereafter.

                  (g) ASSIGNMENT. Employee hereby assigns to Employer or its nominee, the entire right, title and interest in and to all discoveries and improvements, whether patentable or not, which Employee may conceive or make during Employee's employment with Employer, or within six months thereafter, and which relate to the business of Employer.

                  (h) EQUITABLE RELIEF. In the event a violation of any of the restrictions contained in this paragraph is established, Employer shall be entitled to preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which right shall be cumulative and in addition to any other rights or remedies to which Employer may be entitled. In the event of a violation of any provision of subparagraph (a), (d) or (e) of this paragraph, the period for which those provisions would remain in effect shall be extended for a period of time equal to that period beginning when such violation commenced and ending when the activities constituting such violation shall have been finally terminated in good faith.

                  (i) RESTRICTIONS SEPARABLE. Each and every restriction set forth in this paragraph is independent and severable from the others, and no such restriction shall be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be unenforceable in whole or in part.

         6.       MISCELLANEOUS.

                  (a) NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or when deposited in the United States mails, first class postage prepaid, addressed as set forth below:

                           (i)      If to Employer:

                                    One East Camelback Road
                                    Suite 1100
                                    Phoenix, Arizona  85012
                                    Attention: Sam Leopold

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                                    with a copy to:

                                    O'Connor, Cavanagh, Anderson,
                                       Killingsworth & Beshears, P.A.
                                    One East Camelback Road
                                    Suite 1100
                                    Phoenix, Arizona 85012
                                    Attention:  Robert S. Kant, Esq.

                           (ii)     If to Employee:

                                    Gerald L. Kotch
                                    _________________________________
                                    _________________________________

                                    with a copy to:

                                    Attention: ______________________

Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

                  (b) INDULGENCES. Neither any failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

                  (c) CONTROLLING LAW. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the State of Arizona, notwithstanding any Arizona or other conflict- of-interest provisions to the contrary.

                  (d) BINDING NATURE OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns except that no party may assign or transfer such party's rights or obligations under this Agreement without the prior written consent of the other party.

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                  (e) EXECUTION IN COUNTERPART. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as the signatories.

                  (f) PROVISIONS SEPARABLE. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                  (g) ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements and conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

                  (h) PARAGRAPH HEADINGS. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                  (i) GENDER. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

                  (j) NUMBER OF DAYS. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      EMPLOYER:

                                      STYLING TECHNOLOGY CORPORATION

                                      By: ________________________________
                                      Name: ______________________________
                                      Its: _______________________________

                                      EMPLOYEE:

                                      ____________________________________
                                      Gerald L. Kotch

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